Converted Organics Announces Financing Transaction, Providing the Company With Up to $2.6
Million in 2012

BOSTON, January 3, 2012 (GlobeNewswire) — Converted Organics Inc. (OTCBB:COIN) announced today that it has entered into a definitive agreement on a financing transaction with a longstanding institutional investor pursuant to which the Company has agreed to sell convertible notes and warrants on a monthly basis.

Under the terms of the transaction, the Company agreed to sell to the investor twelve notes (“Notes”). The initial Note will have an original principal amount of $247,500, which will be issued for a purchase price of $225,000. The remaining eleven Notes will have an original principal amount of $237,600, and will be issued for a purchase price of $216,000. The aggregate principal amount of Notes that we may issue pursuant to the agreement is $2.86 million, for an aggregate purchase price of $2.6 million. The first tranche is expected to close on or before January 6, 2012, subject to the satisfaction of customary closing conditions. Each additional sale will occur on the first business day of each calendar month thereafter in 2012 subject to the satisfaction of closing conditions. Each of the Notes matures 8 months after its issuance. Each of the Notes will be convertible into shares of our common stock at a price equal to lowest of (1) the three lowest closing sale prices of our common stock during the twenty trading day period preceding the issuance of the particular Note (referred to as the “fixed conversion price”), (2) the price which is 85% of the three lowest closing sale prices of the our common stock during the twenty trading day period preceding the applicable conversion date, and (3) the price which is 85% of the closing sale price of our common stock on the trading day preceding the applicable conversion date.

Upon the issuance of each Note, the Company agreed to issue the investor a five-year warrant to purchase the number of shares of common stock equal to 50% of the number of shares of common stock issuable upon conversion in full of the applicable Note at an initial exercise price equal to the fixed conversion price of the Note that is issued along with such Warrant.

For complete details on the transaction, including the details of the Securities Purchase Agreement, Notes and the Warrants please see the Current Report on Form 8-K filed with the Securities and Exchange Commission simultaneously with the issuance of this press release.

“We are pleased that one of our longtime institutional investors has decided to finance our Company.  We expect to use the proceeds received to help us spin off assets to our shareholders, attract investors for our Industrial Waste Water business and to help support the ongoing development of our profitable organic fertilizer business.” said Edward J. Gildea, President and CEO of Converted Organics. Gildea continues, “The Company hopes to be able to extract value from its existing assets in vertical farming and industrial waste water to help support the development of our organic fertilizer business and this financing will help us achieve those goals.”

Chardan Capital Markets, LLC acted as the sole placement agent for this transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

###

About Converted Organics
Converted Organics’ (OTCBB: COIN) mission is to promote, develop and operate profitable innovative clean technologies that contribute to the improvement of our environment by use of sustainable business practices and the judicious use of natural resources. Converted Organics Inc. is currently composed of three primary lines of business at the intersection of Agriculture, Water and Waste Recycling. Each business contributes to our mission and uses sustainable business practices that protect and value the environment. The three lines of business are Organic Fertilizer (Converted Organics), Vertical Farming (TerraSphere Systems www.terraspheresystems.com), and Industrial Wastewater Treatment (Industrial Wastewater Resources).

###

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. Forward-looking statements include, the TerraSphere transaction being in the long-term interest of the Company and that TerraSphere make significant contributions to the combined company going forward. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K, as updated in the Company’s quarterly reports on Form 10-Q filed since the annual report, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G
SOURCE: Converted Organics Inc.
Converted Organics Inc.
investor@convertedorganics.com
617-624-0111